UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2022
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 207-3606
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

On July 25, 2022, Vallon Pharmaceuticals, Inc. (the "Company") amended the terms (each, an “Amendment” and together, the “Amendments”) of a securities purchase agreement (the "Purchase Agreement") and, with certain warrant holders, the warrant agreement (the “Warrant Agreement”) entered into on May 13, 2022. Each such executing warrant holder and any other warrant holder that executes the Amendment to the Warrant Agreement are referred to herein as “Applicable Holders.” Pursuant to the Amendments, the terms of the Warrant Agreement were amended to obligate each Applicable Holder to effect a cashless exercise, in whole, by August 10, 2022 (the “Expiration Date”). The Warrant Agreement Amendment entitles the Applicable Holder to receive one share of common stock for each warrant (the “Alternate Cashless Exercise”) in lieu of the aggregate number of shares of common stock that would have been received using the cashless exercise formula set forth in the Warrant Agreement. If the warrants held by the Applicable Holders are not exercised by the Expiration Date, then they will be automatically exercised pursuant to the Alternate Cashless Exercise. In addition, the terms of the Purchase Agreement were amended to eliminate a provision that would prohibit the Company from issuing, entering into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents at a price less than the per share purchase price of the common stock purchased pursuant to the Purchase Agreement for thirty (30) days after (i) the announcement of an Extraordinary Transaction (as defined in warrants sold pursuant to the Purchase Agreement) and (ii) the registration statement for the resale of warrant shares underlying the warrants has been declared effective by the Securities and Exchange Commission. In addition, the provision prohibited the Company from consummating any Extraordinary Transaction (as defined in warrants sold pursuant to the Purchase Agreement) until a registration statement for the resale of the warrant shares underlying the warrants has been declared effective by the Securities and Exchange Commission.

The foregoing description of the Amendment to the Purchase Agreement and Warrant Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Securities Purchase Agreement dated July 25, 2022.
10.2	Form of Amendment No. 1 to Common Stock Purchase Warrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2022	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer